EXHIBIT 5.1
                     OPINION AS TO LEGALITY

                    CHRISTOPHER J. MORAN, JR.

          Attorney at Law
                     4625 Clary Lakes Drive
                     Roswell, Georgia 30075

  Telephone                                Telecopier
  (770) 518-9542                          (770) 518-9640


                                       June 9, 2003

United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of this registration statement on Form SB-2, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,741,000 shares (the "shares") of the Company's common stock (the "common stock"). In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) such statutes, records and other documents as I have deemed relevant and (f) certain representations made by the company, its counsel and its auditors. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes). I consent to the filing of this opinion as an exhibit to the registration statement and consent to the references to my firm in the registration statement.

I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes). This opinion opines upon Nevada law , including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.
Very truly yours;



          /s/Christopher J. Moran, Jr.
             --------------------------
             Christopher J. Moran, Jr.